Exhibit 99.1

For Immediate Release	Contact: Scott Wallace
President
Tuesday, January 14, 2014	Telephone: (949) 661-6304

Royal Hawaiian Orchards L.P. Commences Rights Offering to Raise Growth Capital for expansion of Royal Hawaiian Orchards® brand

HILO, HI, January 14, 2014 — Royal Hawaiian Orchards, L.P. (OTCQX: NNUTU) (or “RHO”), one of the world’s largest growers of macadamia nuts, today announced its commencement of a rights offering (the “Rights Offering”), which is being extended to all holders of record of the Company’s Depository Units as of the close of business on November 4, 2013 (the “Record Date”).  If these subscription rights are exercised in full, the Rights Offering is expected to raise approximately $9 million after expenses.

“We are taking a major step forward towards realizing our goal to transition from a farming company to a branded healthy snack food company with this Rights Offering” said President and CEO Scott Wallace. “Our strategy is to capitalize on consumers’ views of nuts as an upscale healthy snack that can command prices above traditional mass-marketed products.  Our Royal Hawaiian Orchards® brand products contain no artificial ingredients, are non-GMO (non-genetically modified organisms), gluten-free, and have no sulfites. We are leveraging the existing nutritional properties inherent in tree nuts in our line of macadamia-based foods. Our strategy is based on promoting the health benefits of macadamia nuts, which are similar to those of almonds, a food product that has achieved strong market positioning based on growing consumer awareness of associated wellness properties.”

“In the short time since our launch in late 2012, the Royal Hawaiian Orchards®  brand has been accepted by consumers as a healthy snack alternative with retail distribution in over 3,000 stores in the continental U.S. and Hawaii.  The funds from this rights offering will be used to quickly expand distribution nationwide to national, regional and independent grocery and drug chains, as well as mass merchandisers, that target consumers with healthy eating habits and the disposable income needed to afford premium products.”

“By pursuing a branded products strategy and continuing to farm macadamias, we believe that we may have a pricing advantage, because we are able to produce nuts from our own orchards at a relatively fixed and currently favorable cost and do not have to compete to purchase nuts from third parties. Further, we believe that should wholesale nut prices decline, our branded strategy serves to mitigate our exposure to fluctuating commodity prices.”

As of the Record Date, RHO’s two largest unit holders beneficially owned a combined total of approximately 59% of the Depositary Units. These unit holders have indicated that they intend to exercise their rights in full.  Such indications are not binding, and such holders are not legally obligated to purchase any Depositary Units.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Rights Offering will be made only by means of the Prospectus pursuant to the requirements of the Securities Act of 1933, as amended.

If you are a unitholder and you have any questions about the Rights Offering, please contact AST Phoenix Advisors, our information agent at (866) 828-6929 (toll free).

About Royal Hawaiian Orchards

Royal Hawaiian Orchards, L.P. is one of the leading growers and processors of macadamia nuts in the world, processing and marketing macadamia nuts in-shell, bulk kernel and all natural, “better for you” snack products marketed under the Royal Hawaiian Orchards® brand name.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These include statements, among others, regarding future nut prices, which are based on certain assumptions and forecasts, pricing advantages, and the mitigation of exposure to fluctuating prices.  The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.